Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Underwriter or Dealer Purchased From:
Bank of America Securities LLC
Names of Underwriting Syndicate Members:
Bank of America Securities LLC; Barclays Capital;
Credit Suisse Securities USA LLC; Goldman, Sachs
& Co.; JP Morgan Securities; Wells Fargo Securities
LLC; Credit Agricole Securities USA Inc.; Mitsubishi
UFJ Securities USA Inc.; RBC Capital Markets; Scotia
Capital Inc.; SunTrust Robinson Humphrey Inc.
Name of Issuer:	Davita Inc.
Title of Security:	DVA6 3/8 11/18-16
Date of First Offering:	10/05/2010
Dollar Amount Purchased:	3,500,000
Number of Shares or Par Value of Bonds Purchased:
3,500,000
Price Per Unit:	100.000
Resolution Approved:  	Approved at the
February 10, 2011 Board meeting.*

Name of Underwriter or Dealer Purchased From:
Barclays Capital
Names of Underwriting Syndicate Members:
Barclays Capital; JP Morgan; BB&T Capital Markets;
Goldman, Sachs & Co.; Lazard Capital Markets LLC;
SunTrust Robinson Humphrey; US Bancorp Investments Inc.
Name of Issuer:	Interline Brands Inc.
Title of Security:	IBI7 11/15/18-16
Date of First Offering:	11/4/2010
Dollar Amount Purchased:	300,000
Number of Shares or Par Value of Bonds Purchased:	300,000
Price Per Unit:	100.000
Resolution Approved:  	Approved at the
February 10, 2011 Board meeting.*

Name of Underwriter or Dealer Purchased From:
JP Morgan Securities
Names of Underwriting Syndicate Members:
Bank of America Merrill Lynch; Barclays Capital;
Goldman, Sachs & Co.; JP Morgan Securities; Citigroup
Global Markets Inc.; Credit Suisse Securities USA LLC;
Deutsche Bank Securities Inc.; Morgan Stanley
Name of Issuer:	Dunkin Finance Corp.
Title of Security:	DUNKIN9 5/8 18-11
Date of First Offering:	11/15/2010
Dollar Amount Purchased:	802,775
Number of Shares or Par Value of Bonds Purchased:	815,000
Price Per Unit:	98.500
Resolution Approved:  	Approved at the
February 10, 2011 Board meeting.*

Name of Underwriter or Dealer Purchased From:
Credit Suisse
Names of Underwriting Syndicate Members:
Banca IMI; Bank of America Merrill Lynch; Barclays
Capital; BNP Paribas; Citigroup Global Markets Inc.;
Credit Agricole CIB; Credit Suisse Securities USA LLC;
Deutsche Bank Securities Inc.; Goldman, Sachs & Co.;
JP Morgan Securities; Morgan Stanley; Natixis/New York
NY; RBS Securities Corp.; UBS Securities LLC; UniCredit
Capital Markets Inc.
Name of Issuer:	Wind Acquisition Finance SA
Title of Security:	WINDIM7 1/4 02/18
Date of First Offering:	11/18/2010
Dollar Amount Purchased:	1,047,858
Number of Shares or Par Value of Bonds Purchased:	1,055,000
Price Per Unit:	99.323
Resolution Approved:  	Approved at the
February 10, 2011 Board meeting.*

Name of Underwriter or Dealer Purchased From:
Credit Suisse Securities USA LLC
Names of Underwriting Syndicate Members:
Barclays Capital; Credit Suisse Securities USA LLC;
Goldman, Sachs & Co.
Name of Issuer:	Buccaneer Merger Sub Inc.
Title of Security:	SVR9 1/8 01/19-17
Date of First Offering:	12/16/2010
Dollar Amount Purchased:	185,000
Number of Shares or Par Value of Bonds Purchased:
185,000
Price Per Unit:	100.000
Resolution Approved:  	Approved at the
February 10, 2011 Board meeting.*

Name of Underwriter or Dealer Purchased From:
Morgan Stanley
Names of Underwriting Syndicate Members:
Barclays Capital; Citigroup Global Markets Inc.;
Deutsche Bank Securities Inc.; Goldman, Sachs & Co.;
JP Morgan; Morgan Stanley
Name of Issuer:	GMAC Capital Trust I
Title of Security:	GMAC CAP TR I
Date of First Offering:	3/2/2011
Dollar Amount Purchased:	3,350,000
Number of Shares or Par Value of Bonds Purchased:	134,000
Price Per Unit:	25.000
Resolution Approved:  	Expected to be approved
at the June 16, 2011 Board meeting.**

*	Resolution adopted at the Meeting of the Board
of Trustees on February 10, 2011:
RESOLVED, that, in reliance upon the written report
provided by Goldman Sachs Asset Management, L.P. (GSAM)
to the Trustees, all purchases made during the calendar
quarter ended December 31, 2010 by the Trust of instruments
during the existence of underwriting or selling syndicates,
under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.
**	Resolution expected to be adopted at the Meeting of the
Board of Trustees on June 16, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended
March 31, 2011 by the Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.